Media Contact:	Investor Contact:

Barbara Henderson SVP, Worldwide Corp. Comm. (310) 410-9600 ext. 32736	Frank Lamberti VP, Finance and Investor Relations (310) 410-9600 ext. 32280

HERBALIFE LTD. COMPLETES $165.0 MILLION BOND REDEMPTION

LOS ANGELES, August 23, 2006 — Herbalife Ltd. (NYSE:  HLF) (the “Company”), formerly known as WH Holdings (Cayman Islands) Ltd., announced today the completion of its previously announced election to redeem its outstanding $165.0 million aggregate principal amount of 9 1/2% Notes due 2011 (the “Notes”). The Company used the proceeds from its new $200.0 million term loan to fund the redemption at the mandatory price of approximately $110.07 per $100.00 aggregate principal amount of Notes and to pay closing costs.

On July 21, 2006, the Company announced that it had advised the Bank of New York of its election to redeem the Notes in connection with the refinancing of its former senior secured credit facility. The Company also had announced that it expects to incur an after-tax one-time charge of approximately $14.0 million related the refinancing, representing the call premium on the Notes and the write-off of unamortized deferred financing costs. The Company’s new debt structure is comprised of a $300.0 million senior secured credit facility, consisting of a $200.0 million, seven-year term loan and a $100.0 million, six-year revolving credit facility.

“This recapitalization is just another step towards strengthening our overall capital structure, by improving our flexibility to repay debt and reducing our annual interest expense,” said Rich Goudis, the Company’s chief financial officer. The Company expects to realize the accretive benefit of this recapitalization beginning in the fourth quarter of 2006.

About Herbalife Ltd.

Herbalife (http://www.herbalife.com) is a global network marketing company that sells weight-management, nutritional supplements and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 62 countries through a network of more than one million independent distributors. The company supports the Herbalife Family Foundation (http://www.herbalifefamily.org) and its Casa Herbalife program to bring good nutrition to children. Please visit Investor Relations (http://ir.herbalife.com) for additional financial information.

(HLFE)

Disclosure Regarding Forward-Looking Statements

Except for historical information contained herein, the matters set forth in this press release are “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words, “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed in this press release. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

• our relationships with, and our ability to influence the actions of, our distributors;

• adverse publicity associated with our products or network marketing organization;

• uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;

• adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;

• risk of improper action by Chinese employees or international distributors in violation of Chinese law;

• changing consumer preferences and demands;

• the competitive nature of our business;

• regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products, and our network marketing program, including the direct selling market within which we operate;

• risks associated with operating internationally, including foreign exchange risks;

• our dependence on increased penetration of existing markets;

• contractual limitations on our ability to expand our business;

• our reliance on our information technology infrastructure and outside manufacturers;

• the sufficiency of trademarks and other intellectual property rights;

• product concentration;

• our reliance on our management team;

• product liability claims;

• uncertainties relating to the application of transfer pricing, duties and similar tax regulations; and

• taxation relating to our distributors.